10.27.2017 SANTANDER CONSUMER USA HOLDINGS INC. Third Quarter 2017

2IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal controls over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward- looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

3 » Net income of $199 million, or $0.55 per diluted common share » Includes sale of legacy RV/Marine portfolio resulting in a pre-tax gain on sale of $36 million, or $0.07 per diluted common share » Scott Powell appointed President & CEO; Juan Carlos Alvarez appointed CFO; Rich Morrin appointed to President of Chrysler Capital & Auto Relationships and Sandra Broderick appointed EVP, Head of Operations » Federal Reserve announced the termination of the 2014 Written Agreement with SHUSA » Allows SHUSA and SC to operate within a normal capital cycle » For the first time since 2014, SC has declared a cash dividend of $0.03 per share » Gross and net loss ratios down 40 and 20 bps YoY, respectively; Auction-plus recovery rate of 49.3%, flat YoY » Asset sales of $1.3 billion executed through the Banco Santander flow agreement » $1.8 billion in asset-backed securities (ABS) offered and sold » Total auto originations of $5.0 billion, down 3% YoY » Net finance and other interest income of $1.1 billion, down 10% YoY » Net leased vehicle income of $118 million, down 13% YoY » Return on average assets of 2.0%, down from 2.2% in Q3 2016 » CET1 ratio of 15.0%, up 190 bps YoY Q3 2017 HIGHLIGHTS Driving towards long-term success by delivering value to shareholders while focusing on disciplined underwriting, compliance and being Simple, Personal and Fair 1 Chrysler Capital is a dba of Santander Consumer USA

ECONOMIC INDICATORS

4

ORIGINATIONS

U.S. Auto Sales[1]

Units in Millions


Max 18.5
18.5
Min 9.0
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17

Consumer Confidence[2]

Index Q1 1966=100


Max 99.1
95.1
Min 55.3
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17

CREDIT

U.S. GDP[1]

%


Max 3.2%
2.6%
Min -4.1%
Jun-07
Jun-08
Jun-09
Jun-10
Jun-11
Jun-12
Jun-13
Jun-14
Jun-15
Jun-16
Jun-17

U.S. Unemployment Rate[3]

%


Max 10.0%
4.2%
Min: 4.2%
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17

[1] Bloomberg
[2] University of Michigan
[3] U.S. Bureau of Labor Statistics

Santander
CONSUMER USA

5 45.1% 45.3% 49.4% 49.3% 35% 40% 45% 50% 55% 60% 65% 70% Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 SC Auction Only Recovery Rate SC Auction Plus Recovery Rate (Quarterly) 100 105 110 115 120 125 130 135 110 115 120 125 130 135 140 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Manheim (Left Axis) JDP Used-Vehicle Price Index (Right Axis) 110 115 2 125 130 135 40 110 115 120 125 130 135 14 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Manheim JDP Used-Vehicle Price Index AUTO INDUSTRY ANALYSIS Used Vehicle Indices1 Manheim: Seasonally Adjusted JD Power: Not Seasonally Adjusted SC Recovery Rates2 Industry Net Loss Rates3 SE V ER IT Y CR ED IT Industry 60+ Day Delinquency Rates3 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; JD Power Used-Vehicle Price Index (not seasonally adjusted) 2 Auction Only - includes all auto-related recoveries including inorganic/purchased receivables from auction lanes only 2 Auction Plus – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 3 Standard & Poor’s Rating Services (ABS Auto Trust Data – two-month lag on data, as of July 31, 2017) 4.5% Max 5.4% Min 1.6% Jul-07 Jul-09 Jul-11 Jul-13 Jul-15 Jul-17 Subprime 7.4% Max 13.3% Min 2.8% Jul-07 Jul-09 Jul-11 Jul-13 Jul-15 Jul-17 Subprime

6 VEHICLE FINANCE LEVERAGING TECHNOLOGY IS INTEGRAL TO THE FOUR PILLARS OF OUR FOCUSED BUSINESS MODEL FOCUSED BUSINESS MODEL DISCIPLINED APPROACH TO MARKET SIMPLE, PERSONAL, FAIR APPROACH WITH CUSTOMERS, EMPLOYEES AND ALL CONSTITUENCIES SERVICED FOR OTHERS FUNDING AND LIQUIDITY CULTURE OF COMPLIANCE

7DIVERSIFIED UNDERWRITING ACROSS THE CREDIT SPECTRUM YoY auto origination decreases driven by disciplined underwriting in a competitive market ($ in Millions) Q3 2017 Q2 2017 Q3 2016 QoQ YoY Total Core Retail Auto 1,550$ 2,253$ 1,972$ (31%) (21%) Chrysler Capital Loans (<640)1 850 948 855 (10%) (1%) Chrysler Capital Loans (≥640)1 928 854 1,034 9% (10%) Total Chrysler Capital Retail 1,778$ 1,802$ 1,889$ (1%) (6%) Total Leases2 1,668 1,428 1,303 17% 28% Total Auto Originations 4,996$ 5,483$ 5,164$ (9%) (3%) Total Personal Lending - 6 - N/A N/A Total Originations 4,996$ 5,489$ 5,164$ (9%) (3%) Asset Sales 1,482$ 566$ 794$ 162% 87% Average Managed Assets 49,998$ 50,436$ 52,675$ (1%) (5%) Three Months Ended Originations % Variance 1 Approximate FICOs 2 Includes nominal capital lease originations

8 2% 2% 2% 2% 2% 12% 11% 12% 12% 10% 13% 15% 18% 17% 14% 23% 24% 25% 24% 23% 14% 15% 13% 13% 13% 35% 32% 30% 33% 38% 3Q16 4Q16 1Q17 2Q17 3Q17 Originations by Credit (RIC1 only) ($ in millions) >640 600-640 540-599 <540 No FICO Commercial 56% 53% 47% 48% 55% 44% 47% 53% 52% 45% 3Q16 4Q16 1Q17 2Q17 3Q17 New/Used Originations ($ in millions) Used New DIVERSIFIED UNDERWRITING ACROSS FULL CREDIT SPECTRUM  Originations <640 decreased by approximately $436 million YoY  Mix relatively constant on a percentage basis  Higher proportion of new vehicles originated in Q3 2017 compared to Q2 2017, in-line with prime originations  Average loan balances on originations higher QoQ, reflecting larger percentage of new vehicles Average loan balance in dollars $21,482 $21,488 $20,193 $20,816 $21,825 $3,328$3,861 $3,553 $4,055$3,786 2 $2,065$2,501 $3,328$3,861 $3,553 $4,055$3,786 1 RIC; Retail Installment Contract 2 Loans to commercial borrowers; no FICO score obtained

9  Banco Santander flow agreement  Rich Morrin appointed President, Chrysler Capital and Auto Relationships to focus on Fiat Chrysler relationship  FCA has sold more than 2 million units annually since 2014  September 2017 penetration rate of 19% vs. 20% as of June 2017  Q3 2017 quarterly penetration rate of 21% vs. 20% in Q2 2017 Accomplishments and Improvements  SC is the largest finance provider for FCA  Completed national roll out of dealer VIP program in Q2 2017 with more than 2,500 dealerships participating CHRYSLER CAPITAL 1 FCA filings; sales as reported on 10/02/2017 SC continues to work strategically and collaboratively with FCA to further strengthen the relationship and create value within the Chrysler Capital program 1.24 1.36 1.57 1.66 1.72 1.58 1.64 1.80 2.11 2.26 2.25 2012 2013 2014 2015 2016 2017 YTD FCA Sales1 (units in millions) YTD Full Year

10 Flow Programs 794 477 931 566 1,347 CCART 904 Other sales 135  Recent trend in total balance related to lower prime originations  Growth in SFO remains dependent upon Chrysler Capital penetration and FCA prime originations SERVICED FOR OTHERS (SFO) PLATFORM Composition at 9/30/2017 RIC 88% Leases 6% RV/Marine 6% Total 100% Serviced for Others Balances (End of Period)  Third Banco Santander flow transaction of $1.3 billion  RV/Marine portfolio sale of $135 million *Sales with retained servicing during period, also include non-Banco Santander sales. $12,157 $11,945 $11,015 $9,881 $ 9,957 3Q16 4Q16 1Q17 2Q17 3Q17 $ in Millions

11 September 30, 2017 June 30, 2017 September 30, 2016 QoQ YoY Interest on finance receivables and loans 1,185,059$ 1,232,252$ 1,246,386$ (4%) (5%) Net leased vehicle income 118,351 131,040 135,771 (10%) (13%) Other finance and interest income 6,385 5,205 3,638 23% 76% Interest expense 250,674 233,371 207,175 7% 21% Net finance and other interest income 1,059,121$ 1,135,126$ 1,178,620$ (7%) (10%) Provision for credit losses 536,447 520,555 610,398 3% (12%) Profit sharing 5,945 8,443 6,400 (30%) (7%) Total other income 58,947 24,395 26,682 142% 121% Total operating expenses 297,903 282,415 284,484 5% 5% Income before tax 277,773$ 348,108$ 304,020$ (20%) (9%) Income tax expense 78,385 83,433 90,473 (6%) (13%) Net income 199,388$ 264,675$ 213,547$ (25%) (7%) Diluted EPS ($) 0.55$ 0.74$ 0.59$ (26%) (7%) Average total assets 39,496,278$ 39,216,971$ 38,473,832$ 1% 3% Average managed assets 49,998,111$ 50,435,958$ 52,675,379$ (1%) (5%) Three Months Ended (Unaudited, Dollars in Thousands, except per share) % Variance Q3 2017 FINANCIAL RESULTS

12 September 30, 2017 June 30, 2017 September 30, 2016 QoQ YoY Interest on finance receivables and loans 1,101,584$ 1,143,383$ 1,167,675$ (4%) (6%) Net leased vehicle income 118,351 131,040 135,771 (10%) (13%) Other finance and interest income 6,385 5,205 3,637 23% 76% Interest expense 238,659 221,078 196,984 8% 21% Net finance and other interest income 987,661$ 1,058,550$ 1,110,099$ (7%) (11%) Provision for credit losses 535,883 519,388 610,398 3% (12%) Profit sharing 6,088 8,299 1,843 (27%) 230% Investment Gains (losses), net 31,110 (9,880) (10,405) N/M N/M Servicing fee income 28,673 31,953 36,446 (10%) (21%) Fees, commissions and other 35,486 32,412 46,425 9% (24%) Total other income 95,269$ 54,469$ 72,467$ 75% 31% Average gross individually acquired RICs 28,144,133$ 28,202,716$ 28,970,039$ 0% (3%) Average gross operating leases 10,710,941$ 10,380,491$ 9,347,620$ 3% 15% Average Serviced for Others 9,579,089$ 10,342,125$ 12,622,328$ (7%) (24%) Three Months Ended (Unaudited, Dollars in Thousands) % Variance Q3 2017 EXCLUDING PERSONAL LENDING *Additional details can be found in Appendix

TOTAL OTHER INCOME

13

- SC's strategy is to price loans sold under flow agreements close to par, with minimal investment gains (losses), to generate further growth in the serviced for others platform and drive increased fee income
- Beginning in Q4 2015, net investment gains (losses) include the impact of personal lending assets
  - Customer defaults, as part of LOCM adjustments on the personal lending portfolio designated as held for sale, are recognized through net investment gains (losses)
  - Seasonal balances will impact magnitude of LOCM adjustments; this quarter included lower LOCM adjustments driven by seasonal decreases in the personal lending portfolio

	Three Months Ended (Unaudited, Dollars in Thousands)				
	30-Sep-16	31-Dec-16	31-Mar-17	30-Jun-17	30-Sep-17
Reported Total Other Income (Loss)	$ 26,682	$ (47,996)	$ 55,480	$ 24,395	$ 58,947
Reported Investment (Losses), Net	$ (106,050)	$ (168,344)	$ (76,399)	$ (99,522)	$ (52,592)
Add back:					
Personal Lending LOCM Adjustments	95,646	150,083	64,639	89,642	83,699
Other[1]	6,639	8,130	878	7,701	(1,133)
Normalized Investment Gains (Losses), Net[2]	**$ (3,765)**	**$ (10,131)**	**$ (10,882)**	**$ (2,179)**	**$ 29,974**
Servicing Fee Income	36,447	32,205	31,684	31,953	28,673
Fees, Commissions, and Other[3]	96,285	88,143	100,195	91,964	82,866
Normalized Total Other Income[2]	**$ 128,967**	**$ 110,217**	**$ 120,997**	**$ 121,738**	**$ 141,513**
Customer Default Activity	**114,477**	**116,113**	**111,199**	**103,703**	**107,611**
Fair Value Discount	**(18,831)**	**33,970**	**(46,560)**	**(14,061)**	**(23,912)**

Denotes quarters with CCART sales

Includes RV/Marine pretax gain on sale of $36 million

[1] Other represents gains, losses and impairments
[2] Normalized Investment Gains (Losses), Net and Normalized Total Other Income; Non-GAAP measures
[3] Fees, commissions and Other includes fee income from the personal lending and auto portfolios

Santander CONSUMER USA

14CREDIT QUALITY: VINTAGE LOSS PERFORMANCE 2016 vintage continues to outperform the 2015 vintage on a gross and net loss basis *Retained originations only 1 Vintage Performance describes January through December originations performance through the end of the following September (for each respective year), up to 21 months of performance to illustrate similar aging points for each vintage 2 SC’s financial statements reflect auction fees in repossession expense, whereas these fees are included in the net loss figures as shown above; Non-GAAP measure 12.2% 13.8% 12.4% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 2014 2015 2016 Vintage Performance1, Gross Losses 6.4% 7.5% 6.8% 4.0% 5.0% 6.0% 7.0% 8.0% 2014 2015 2016 Vintage Performance1, Net Losses2

15 18.4% 19.0% 18.1% 16.4% 18.0% 9.3% 9.9% 8.8% 7.5% 9.1% 49% 48% 51% 54% 49% 44% 45% 46% 47% 48% 49% 50% 51% 52% 53% 54% 55% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Credit: Individually Acquired Retail Installment Contracts, Held for Investment Gross Charge- off Ratio Net Charge-off Ratio Recovery Rate (as % of recorded investment) 9.2% 10.0% 7.3% 9.3% 9.2% 4.6% 5.1% 3.8% 4.7% 5.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Delinquency: Individually Acquired Retail Installment Contracts, Held for Investment 31-60 61+ DELINQUENCY AND LOSS  YoY delinquency increased for each delinquency bucket primarily driven by a lower portfolio balance  YoY gross charge-off ratio decreased 40 basis points  YoY net charge-off ratio decreased 20 basis points

16 $631 $611 $18 ( $20 ) ( $16 ) ( $2 ) Q3 2016 Recoveries Portfolio Aging and Mix Shift Debt Sales Other Q3 2017 Q3 2016 to Q3 2017 Net Charge-Off Walk ($ in millions) CREDIT QUALITY: LOSS DETAIL

17 $610 $686 $635 $521 $536 12.4% 12.6% 12.7% 12.6% 12.8% 12.2% 12.3% 12.4% 12.5% 12.6% 12.7% 12.8% 12.9% $0 $100 $200 $300 $400 $500 $600 $700 $800 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Provision Expense and Allowance Ratio ($ in millions) Provision for credit losses Allowance Ratio PROVISION AND RESERVES  Allowance to loans ratio increased 20 bps to 12.8% QoQ  Provision for credit losses decreased $74 million YoY 1 TDR migration – the allowance for assets classified as TDRs or “troubled debt restructuring” takes into consideration expected lifetime losses, typically requiring additional coverage 2 Explanation of quarter over quarter variance are estimates TBU – Grace M. $3,458 $3,381 $138 $130 ($41) ($304) $3,200 $3,300 $3,400 $3,500 $3,600 $3,700 $3,800 Q2 2017 New Volume TDR Migration Performance Adjustment Liquidations & Other Q3 2017 Q2 2017 to Q3 2017 ALLL Reserve Walk2 ($ in millions)  QoQ allowance decreased $77 million  New volume and TDR migration1 were offset by liquidations and other

18 $52,675 $52,039 $51,230 $50,436 $49,998 $284 $296 $305 $282 $298 2.2% 2.3% 2.4% 2.2% 2.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $2 $10,002 $20,002 $30,002 $40,002 $50,002 $60,002 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Average Managed Assets ($ millions) Total Expenses ($ millions) Expense Ratio EXPENSE MANAGEMENT  Operating expenses totaled $298 million, an increase of 5% versus the same quarter last year, primarily driven by losses recorded for certain contingencies and severance expenses related to management changes

19 4.9 4.3 5.0 5.3 Q2 2017 Q3 2017 Unused Used 2.3 2.4 5.4 5.5 Q2 2017 Q3 2017 Unused Used  $17.9 billion in commitments from 14 lenders  55% unused capacity on revolving lines at Q3 2017 FUNDING AND LIQUIDITY Total committed liquidity of $42.3 billion at the end Q3 2017, up 1% from $42.0 billion at the end of Q2 2017 Asset-Backed Securities ($ Billions) Private Financings ($ Billions) Banco Santander & Subsidiaries ($ Billions) Asset Sales ($ Billions)  Offered and sold $1.8 billion in asset-backed securities (ABS)  $7.8 billion in total commitments  70% unused capacity at Q3 2017  Executed $1.3 billion Banco Santander flow transaction in Q3 2017  Executed $135 million RV/Marine sale Amortizing Revolving 9.9 9.6 7.97.7 15.3 15.0 Q2 2017 Q3 2017 8.5 8.3 Q2 2017 Q3 2017 0.6 1.5 Q2 2017 Q3 2017

20 13.1% 13.4% 13.8% 14.3% 15.0% 13.0% 13.4% 13.6% 14.1% 14.9% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 CET1 TCE/TA CONSISTENT CAPITAL GENERATION 1 Common Equity Tier 1 (CET1) Capital Ratio begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk- weighted assets; Non-GAAP measure 2Tangible common equity to tangible assets is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; Non-GAAP measure, reconciliation in Appendix 1 2 SC has exhibited a strong ability to generate earnings and capital, while growing assets. Tangible Assets $38,665 $38,432 $38,956 $39,401 $38,660 Tangible Common Equity $5,011 $5,132 $5,313 $5,572 $5,780 $ in millions  The Company has declared a cash dividend of $0.03 per share, to be paid November 17, 2017 to shareholders of record as of the close of business on November 7, 2017

APPENDIX

22SANTANDER CONSUMER USA HOLDINGS INC. • Santander Consumer USA Holdings Inc. (NYSE:SC) (“SC”) is approximately 58.7%1 owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned subsidiary of Banco Santander, S.A. (NYSE:SAN) • On July 3, 2015, SHUSA elected to exercise its right to purchase all of the shares of SC common stock owned by DDFS LLC2, subject to regulatory approval and applicable law ▪ SC is a full-service consumer finance company focused on vehicle finance, third-party servicing and providing superior customer service • Historically focused on nonprime markets; established presence in prime and lease ▪ Approximately 5,000 full-time, 50 part-time and 1,600 vendor-based employees across multiple locations in the U.S. and the Caribbean ▪ Our strategy is to leverage our efficient, scalable technology and risk infrastructure and data to underwrite, originate and service profitable assets while treating employees, customers and all stakeholders in a simple, personal and fair manner ▪ Unparalleled compliance and responsible practices focus ▪ Continuously optimizing the mix of assets retained vs. assets sold and serviced for others ▪ Efficient funding through key third-party relationships, secondary markets and Santander ▪ Solid capital base Overview Strategy 1 As of September 30, 2017 2 DDFS LLC is an entity owned by SC’s former Chairman and Chief Executive Officer, Tom Dundon. This purchase would result in SHUSA owning approximately 68.4% of SC.

COMPANY ORGANIZATION 23


Banco Santander, S.A. Spain
Other Subsidiaries
100% Ownership
Santander Holdings USA, Inc. ("SHUSA')
Santander Bank, N.A.
Other Subsidiaries
~58.7% Ownership
DDFS LLC[1] and Tom Dundon
~9.7% Ownership
Santander Consumer USA Holdings Inc. ("SC")
~31.6% Ownership
Public Shareholders

*Ownership percentages are approximates as of September 30 2017

[1] On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, an entity owned by former Chairman and Chief Executive Officer, Thomas Dundon, subject to regulatory approval and applicable law. This purchase would result in SHUSA owning approximately 68.4% of SC.

Santander CONSUMER USA

Q3 2017 EXCLUDING PERSONAL LENDING DETAIL

24

As of and for the Three Months Ended
(Unaudited, Dollars in Thousands)

	September 30, 2017			June 30, 2017			September 30, 2016		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,185,059	$ 83,475	$ 1,101,584	$ 1,232,252	$ 88,869	$ 1,143,383	$ 1,246,386	$ 78,711	$ 1,167,675
Net leased vehicle income	118,351	-	118,351	131,040	-	131,040	135,771	-	135,771
Other finance and interest income	6,385	-	6,385	5,205	-	5,205	3,637	-	3,637
Interest expense	250,674	12,015	238,659	233,372	12,293	221,078	207,175	10,191	196,984
Net finance and other interest income	$ 1,059,121	$ 71,460	$ 987,661	$ 1,135,126	$ 76,576	$ 1,058,550	$ 1,178,619	$ 68,520	$ 1,110,099
Provision for credit losses	536,447	564	535,883	520,555	1,167	519,388	610,398	-	610,398
Profit sharing	5,945	(143)	6,088	8,443	143	8,299	6,400	4,557	1,843
Investment Gains (losses), net	(52,590)	(83,700)	31,110	(99,522)	(89,642)	(9,880)	(106,051)	(95,646)	(10,405)
Servicing fee income	28,673	-	28,673	31,953	-	31,953	36,446	-	36,446
Fees, commissions and other	82,866	47,380	35,486	91,964	59,552	32,412	96,284	49,859	46,425
Total other income	$ 58,949	$ (36,320)	$ 95,269	$ 24,394	$ (30,075)	$ 54,469	$ 26,680	$ (45,787)	$ 72,467
Average gross individually acquired retail installment contracts	$ 28,144,133	-		$ 28,202,716	-		$ 28,970,039	-	
Average gross personal loans	-	$ 1,367,445		-	$ 1,402,416		-	$ 1,343,099	
Average gross operating leases	$ 10,710,941	-		$ 10,380,491	-		$ 9,347,620	-	
Average Serviced for Others	$ 9,579,089	-		$ 10,342,125	-		$ 12,622,328	-	

Santander
CONSUMER USA

25HELD FOR INVESTMENT CREDIT TRENDS Retail Installment Contracts1 1Held for investment at end of period; excludes assets held for sale 3. 3% 12 .4% 22 .2% 31 .1% 17 .2% 13 .8% 3. 1% 12 .2% 22 .1% 31 .4% 17 .4% 13 .8% 2. 8% 12 .0% 22 .3% 31 .7% 17 .4% 13 .8% 2. 5% 11 .9% 22 .4% 31 .9% 17 .3% 14 .0% 2. 4% 11 .6% 22 .4% 32 .4% 17 .5% 13 .7 % Commercial Unknown <540 540-599 600-639 >=640 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017

26CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, dollars in thousands) September 30, 2017 December 31, 2016 Assets Cash and cash equivalents $ 397,311 $ 160,180 Finance receivables held for sale, net 1,775,459 2,123,415 Finance receivables held for investment, net 22,667,203 23,481,001 Restricted cash 2,559,246 2,757,299 Accrued interest receivable 330,554 373,274 Leased vehicles, net 9,931,283 8,564,628 Furniture and equipment, net 72,519 67,509 Federal, state and other income taxes receivable 112,794 87,352 Related party taxes receivable 467 1,087 Goodwill 74,056 74,056 Intangible assets, net 31,534 32,623 Due from affiliates 26,871 31,270 Other assets 786,260 785,410 Total assets $ 38,765,557 $ 38,539,104 Liabilities and Equity Liabilities: Notes payable — credit facilities $ 4,965,888 $ 6,739,817 Notes payable — secured structured financings 23,258,363 21,608,889 Notes payable — related party 2,369,850 2,975,000 Accrued interest payable 38,012 33,346 Accounts payable and accrued expenses 336,390 379,021 Deferred tax liabilities, net 1,515,932 1,278,064 Due to affiliates 67,059 50,620 Other liabilities 328,829 235,728 Total liabilities $ 32,880,323 $ 33,300,485 Equity: Common stock, $0.01 par value 3,598 3,589 Additional paid-in capital 1,672,392 1,657,611 Accumulated other comprehensive income (loss), net 27,481 28,259 Retained earnings 4,181,763 3,549,160 Total stockholders’ equity $ 5,885,234 $ 5,238,619 Total liabilities and equity $ 38,765,557 $ 38,539,104 For the Three Months Ended

27CONDENSED CONSOLIDATED INCOME STATEMENTS September 30, September 30, 2017 2016 Interest on finance receivables and loans $ 1,185,059 $ 1,246,386 Leased vehicle income 457,932 388,501 Other finance and interest income 6,385 3,638 Total finance and other interest income $ 1,649,376 $ 1,638,525 Interest expense 250,674 207,175 Leased vehicle expense 339,581 252,730 Net finance and other interest income $ 1,059,121 $ 1,178,620 Provision for credit losses 536,447 610,398 Net finance and other interest income after provision for credit losses $ 522,674 $ 568,222 Profit sharing 5,945 6,400 Net finance and other interest income after provision for credit losses and profit sharing $ 516,729 $ 561,822 Investment (losses), net (52,592) (106,050) Servicing fee income 28,673 36,447 Fees, commissions, and other 82,866 96,285 Total other income $ 58,947 $ 26,682 Compensation expense 134,169 128,056 Repossession expense 66,877 75,920 Other operating costs 96,857 80,508 Total operating expenses $ 297,903 $ 284,484 Income before income taxes 277,773 304,020 Income tax expense 78,385 90,473 Net income $ 199,388 $ 213,547 Net income per common share (basic) $ 0.55 $ 0.60 Net income per common share (diluted) $ 0.55 $ 0.59 Weighted average common shares (basic) 359,619,083 358,343,781 Weighted average common shares (diluted) 360,460,353 360,087,749 For the Three Months Ended (Unaudited, dollars in thousands, except per share amounts)

RECONCILIATION OF NON-GAAP MEASURES

28

(Unaudited, dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Total equity	$ 5,885,234	$ 5,678,733	$ 5,418,998	$ 5,238,619	$ 5,117,657
Deduct: Goodwill and intangibles	105,590	106,298	106,331	106,679	107,084
Tangible common equity	$ 5,779,644	$ 5,572,435	$ 5,312,667	$ 5,131,940	$ 5,010,573
Total assets	$ 38,765,557	$ 39,507,482	$ 39,061,940	$ 38,539,104	$ 38,771,636
Deduct: Goodwill and intangibles	105,590	106,298	106,331	106,679	107,084
Tangible assets	$ 38,659,967	$ 39,401,184	$ 38,955,609	$ 38,432,425	$ 38,664,552
Equity to assets ratio	15.2%	14.4%	13.9%	13.6%	13.2%
Tangible common equity to tangible assets	14.9%	14.1%	13.6%	13.4%	13.0%
Total equity	$ 5,885,234	$ 5,678,733	$ 5,418,998	$ 5,238,619	$ 5,117,657
Deduct: Goodwill and other intangible assets, net of deferred tax liabilities	172,502	177,619	182,156	186,930	191,850
Deduct: Accumulated other comprehensive income, net	27,481	27,860	35,504	28,259	(26,598)
Tier 1 common capital	$ 5,685,251	$ 5,473,254	$ 5,201,338	$ 5,023,430	$ 4,952,405
Risk weighted assets (a)	$ 37,826,261	$ 38,368,928	$ 37,799,513	$ 37,432,700	$ 37,828,982
Common Equity Tier 1 capital ratio (b)	15.0%	14.3%	13.8%	13.4%	13.1%

(a) Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets

(b) CET1 is calculated under Basel III regulations required as of January 1, 2015.

Santander CONSUMER USA